     As filed with the Securities and Exchange Commission on July 2, 1999

                                                           Registration No. 333-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                           CREATIVE COMPUTERS, INC.
            (Exact name of Registrant as specified in its charter)

            Delaware                                         95-451870
      (State of Other Jurisdiction                       (I.R.S. Employer
    of Incorporation of Organization)                   Identification No.)

                            2555 West 190th Street
                          Torrance, California 90504
                   (Address of Principal Executive Offices)

Nonqualified Stock Option Agreements each dated June 10, 1999 between Creative
 Computers, Inc. and each of Michael Assadi, John D. Beach, S. Keating Rhoads,
                     Arthur W. Salyer and Peter L. Zuiker

                             (Full Title of Plans)
                ______________________________________________
                                 Frank Khulusi
                            Chairman of the Board,
                              President and Chief
                               Executive Officer
                           Creative Computers, Inc.
                            2555 West 190th Street
                          Torrance, California 90504
                    (Name and Address of Agent for Service)

                                (310) 354-5600
         (Telephone Number, Including Area Code, of Agent For Service)

                                   Copy to:
                         Robert M. Mattson, Jr., Esq.
                            Morrison & Foerster LLP
                           19900 MacArthur Boulevard
                           Irvine, California 92612
                                (949) 251-7500
              __________________________________________________
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
                                                                    Proposed
                             Amount           Maximum               Maximum            Amount of
 Title of Securities         to be         Offering Price      Aggregate offering     Registration
   to be Registered        Registered       Per Share(1)            Price(1)              Fee
--------------------------------------------------------------------------------------------------
Common Stock, $.001
par value per share      235,000 shares         $7.28125         $1,711,094              $475.68
--------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the exercise price of options granted pursuant to the Nonqualified Stock Option Agreements between the Registrant and each of Michael Assadi, John D. Beach, S. Keating Rhoads, Arthur W. Salyer and Peter L. Zuiker.

    In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428 (b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, which includes audited financial statements for the Registrant's latest fiscal year.

     (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the audited financial statements described in (a) above.

     (c) The description of the Registrant's Common Stock which is contained in its Registration Statement on Form 8-A dated March 31, 1996, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.


Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

     The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant will indemnify its directors and officers, and may indemnify any of its employees and agents, to the fullest extent permitted by Delaware law. The Registrant is generally required to indemnify its directors and officers for all judgments, fines, penalties, settlements, legal fees and other expenses incurred in connection with pending, threatened or completed legal proceedings because of the director's or officer's position with the Registrant or another entity that the director or officer serves at the Registrant's request, subject to certain conditions on advance funds to its directors and officers to enable them to defend against such proceedings.

     The DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     The Certificate of Incorporation contains a provision that is designed to limit the director's liability to the extent permitted by the DGCL and any amendments thereto. Specifically, directors will not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability as a result of: (i) any breach of the duty of loyalty to the Registrant or its stockholders; (ii) actions or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) payment of an improper dividend or improper repurchase of the Registrant's stock under Section 174 of the DGCL; or (iv) actions or omissions pursuant to which the director derived an improper personal benefit. The principal effect of the limitation of liability provision is that a stockholder is unable to prosecute an action for monetary damages against a director of the Registrant unless the stockholder can demonstrate one of the specified bases for liability. The provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. The Certificate of Incorporation does not eliminate a director's duty of care.

      The Separation and Distribution Agreement, dated as of December 7, 1998, as amended, by and between the Registrant and uBid, Inc. provides for indemnification by uBid of the Registrant and its directors, officers and employees for certain liabilities, including liabilities under the Securities Act.


Item 7.  Exemption From Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

     4.1 Nonqualified Stock Option Agreement, dated June 10, 1999 between the Registrant and Michael Assadi

     4.2 Nonqualified Stock Option Agreement, dated June 10, 1999 between the Registrant and John D. Beach

     4.3 Nonqualified Stock Option Agreement, dated June 10, 1999 between the Registrant and S. Keating Rhoads

     4.4 Nonqualified Stock Option Agreement, dated June 10, 1999 between the Registrant and Arthur W. Salyer

     4.5 Nonqualified Stock Option Agreement, dated June 10, 1999 between the Registrant and Peter L. Zuiker

     5.1  Opinion of Morrison & Foerster LLP

     23.1 Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

     23.2 Consent of Independent Accountants

     23.3 Consent of Ernst & Young LLP

     24.1 Power of Attorney (See signature page)


Item 9.  Undertakings.

   (a) Rule 415 Offering.
       ------------------

       The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.
       ---------------------------------------------------------------------

       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Request for Acceleration of Effective Date or Filing of Registration
       --------------------------------------------------------------------
Statement on Form S-8.
----------------------

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, Creative Computers, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on June 28, 1999.

                                   CREATIVE COMPUTERS, INC.


                                   By: /s/ Frank F. Khulusi
                                       --------------------
                                           Frank F. Khulusi
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Frank F. Khulusi and Sam U. Khulusi, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                     Title                           Date
      ---------                     -----                           ----

/s/ Frank F. Khulusi        Chairman of the Board of            June 28, 1999
--------------------        Directors, President, and
Frank F. Khulusi            Chief Executive Officer
                            (Principal Executive Officer)


/s/ Sam U. Khulusi          Director                            June 28, 1999
--------------------
Sam U. Khulusi

/s/ Ted Sanders             Chief Financial Officer             June 28, 1999
--------------------        (Principal Financial and
Ted Sanders                 Accounting Officer)


/s/ Thomas O. Maloof        Director                            June 28, 1999
--------------------
Thomas O. Maloof

                                 EXHIBIT INDEX


Exhibit
Number              Description
-------             -----------

  4.1 Nonqualified Stock Option Agreement, dated June 10, 1999 between the Registrant and Michael Assadi

  4.2 Nonqualified Stock Option Agreement, dated June 10, 1999 between the Registrant and John D. Beach

  4.3 Nonqualified Stock Option Agreement, dated June 10, 1999 between the Registrant and S. Keating Rhoads

  4.4 Nonqualified Stock Option Agreement, dated June 10, 1999 between the Registrant and Arthur W. Salyer

  4.5 Nonqualified Stock Option Agreement, dated June 10, 1999 between the Registrant and Peter L. Zuiker

  5.1    Opinion of Morrison & Foerster LLP

  23.1   Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

  23.2   Consent of Independent Accountants

  23.3   Consent of Ernst & Young LLP

  24.1   Power of Attorney (See signature page)